SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

THE J. M. SMUCKER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OWNERSHIP OF COMMON SHARES
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ANNUAL REPORT
2004 SHAREHOLDER PROPOSALS
OTHER MATTERS
VOTING RIGHTS OF COMMON SHARES

Notice of

2003 Annual Meeting
of Shareholders and
Proxy Statement

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE

ORRVILLE, OHIO 44667-0280

Dear Shareholder:

      You are cordially invited to attend The J. M. Smucker Company’s Annual Meeting of Shareholders at 11:00 a.m., eastern daylight time, on Thursday, August 14, 2003, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio. A map showing the location of Fisher Auditorium is on the back cover. A notice of the annual meeting and the proxy statement follow.

      If you are a record holder of common shares, you also will find enclosed a proxy card and an envelope in which to return it. Whether or not you plan to attend the meeting, please sign, date, and return the proxy card at your earliest convenience. For more information concerning voting by proxy, please see the section of the proxy statement entitled “Voting Rights of Common Shares.”

      PLEASE NOTE THAT ADMISSION TO THE MEETING WILL BE BY ADMISSION CARD ONLY. If you plan to attend the meeting, you may obtain an admission card as follows:

1.	If you are a record holder of common shares, please mark the appropriate box on the enclosed proxy card so that we can mail an admission card to you in advance of the meeting.

2.	If you are not a record holder, but instead hold common shares in the name of your broker, bank, or other nominee, please write to the corporate secretary to request an admission card and furnish proof of shareholder status, such as a bank or brokerage firm account statement.

Sincerely,

Chairman and	President,
Co-Chief Executive Officer	Co-Chief Executive Officer, and Chief Financial Officer

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE

ORRVILLE, OHIO 44667-0280

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       The 2003 Annual Meeting of Shareholders of The J. M. Smucker Company will be held at 11:00 a.m., eastern daylight time, on Thursday, August 14, 2003, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio, for the following purposes:

(1) to elect directors to the class whose term of office will expire in 2006;

(2) to ratify the appointment of Ernst & Young LLP as our independent auditors for the 2004 fiscal year; and

(3) to consider any other matter that may properly come before the meeting.

      Please note that admission to the meeting will be by admission card only. If you plan to attend the meeting, you may obtain an admission card as follows:

•	If you are a record holder of common shares, mark the appropriate box on the enclosed proxy card so that we can mail an admission card to you in advance of the meeting.

•	If you are not a record holder, but instead hold common shares in the name of your broker, bank, or other nominee, write to the corporate secretary at Strawberry Lane, Orrville, Ohio 44667-0280, to request an admission card. Please remember to furnish proof of shareholder status, such as a bank or brokerage firm account statement.

      All shareholders with admission cards are cordially invited to attend the meeting, although only those shareholders of record at the close of business on June 16, 2003, are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

M. ANN HARLAN
General Counsel and Secretary

Orrville, Ohio, July 8, 2003

Your vote is important. Please return your signed and

dated proxy card at your earliest convenience.
You can find instructions for voting on the enclosed proxy card.

GENERAL INFORMATION

Record Date; Voting Information

      Smucker’s board of directors has fixed the close of business on June 16, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting of shareholders to be held on August 14, 2003. As of the record date, Smucker had outstanding and entitled to vote at the meeting 49,901,040 common shares.

      Our amended articles of incorporation provide generally that each common share will entitle the holder to one vote on each matter to be considered at the meeting, except for certain matters listed in the amended articles of incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of such common share since June 1, 2002. In that event, the new owner of that share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. There are no items on this year’s ballot to which the ten vote per share provisions apply.

      For a more detailed explanation of the voting rights of the common shares, including a listing of the matters to which the ten votes per share provisions apply, see “Voting Rights of Common Shares” beginning on page 21.

      At the annual meeting, the inspector of elections will tabulate the results of shareholder voting. The presence in person or by proxy at the annual meeting of the holders of shares entitled to exercise at least a majority of the outstanding voting power of the common shares constitutes a quorum for the annual meeting. Properly signed proxies that are marked “abstain” are known as “abstentions”. Properly signed proxies that are held in “street name” by brokers and not voted on one or more of the items before the annual meeting but are otherwise voted on at least one item, are known as “broker non-votes”. Abstentions and broker non-votes will be counted for the purposes of determining whether a quorum has been achieved at the annual meeting.

      In the election of directors, the four candidates receiving the greatest number of votes, based upon one vote for each share owned as of the record date, will be elected. Votes withheld in respect of any candidate in the election of directors will have no impact on the election. Abstentions and broker non-votes will have no effect on the outcome of the vote.

      The affirmative vote of the holders of at least a majority of the votes cast at the meeting, based upon one vote for each share owned as of the record date, is necessary to ratify the appointment of the independent auditors and only affirmative and negative votes will be counted. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy; Revocation of Proxies

      If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, if you are a record holder, you may revoke your proxy in any of the following ways:

•	sending a written notice to the corporate secretary of Smucker that is received prior to the annual meeting stating that you are revoking your proxy;

•	signing a new, later dated proxy card that is received by our proxy solicitor prior to the annual meeting; or

•	obtaining an admission card, attending the annual meeting, and voting in person.

If your broker holds your shares, you must contact your broker in order to revoke your proxy. Your presence at the annual meeting will not, in and of itself, revoke your proxy. You must take affirmative action in order to revoke your proxy.

Cumulative Voting

      Under Ohio law, all of the common shares may be voted cumulatively in the election of directors if a shareholder of record wishing to exercise cumulative voting rights provides written notice to our president or one of our vice presidents, or our secretary not less than 48 hours before the time of the meeting. The notice must state that the shareholder desires that the voting at the election be cumulative. Also, an announcement of the giving of the notice must be made when the meeting is convened by the chairman or the secretary or by or on behalf of the shareholder giving the notice. Under cumulative voting, the number of votes to which each shareholder otherwise is entitled is multiplied by the number of directors to be elected, and the shareholder then may cast that aggregate number of votes all for one candidate, or may divide them out among the candidates as the shareholder deems appropriate.

      We intend to vote all proxies we solicit whether or not there is cumulative voting at the meeting. In the event that there is cumulative voting, unless a shareholder provides contrary instructions on his or her proxy, all votes represented by proxies will be divided evenly among the nominees named in this document, unless it appears that voting in that way would not be effective to elect all of those nominees. In that case, the votes represented by proxies will be cast at the discretion of the board of directors so as to maximize the number of nominees elected.

Proxy Solicitation Information

      We are furnishing this document to you in connection with the solicitation by our board of directors of the enclosed form of proxy for our August 14, 2003, annual meeting. In addition to solicitation by mail, we may solicit proxies in person, by telephone, facsimile, or e-mail. Also, we may engage a professional proxy solicitation firm, Georgeson Shareholder Communications Inc., to assist us in soliciting proxies. If we choose to engage them, Smucker will pay to Georgeson a fee of $6,500, plus expenses, for its services and will bear all costs of the proxy solicitation.

Costs

      We pay for the preparation and mailing of the Notice of Annual Meeting and Proxy Statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of this proxy statement and other meeting materials to the beneficial owners of Smucker common shares at our expense.

ELECTION OF DIRECTORS

(Item 1 on Proxy)

      Unless instructed otherwise, the proxy holders intend to vote for the election of Fred A. Duncan, Charles S. Mechem Jr., Gary A. Oatey, and Timothy P. Smucker, as directors, each for a term of three years. These individuals comprise the class of directors whose terms of office expire this year and who are standing for reelection. At the April 2003 meeting of the Board of Directors, the Board voted to waive the normal retirement age of 72 for board members permitted to stand for reelection to allow Mr. Mechem to stand for reelection.

      In the event of the death or inability to act of any of the candidates for directors, the proxy with respect to such candidate or candidates will be voted for such other person or persons as the board of directors may recommend. Smucker’s management has no reason to believe that the persons listed as candidates for directors will be unable to serve.

      The members of the board of directors, including those who are nominees for election, with information as to each of them based on data furnished to Smucker by these persons as of June 30, 2003, are as follows:

VINCENT C. BYRD	Mr. Byrd, 48, has been a director since April 1999. He has been vice president and general manager, consumer market, of Smucker since January 1995. Mr. Byrd also is a director of Spangler Candy Company, a manufacturer of confectionery products. His term will expire in 2005.

R. DOUGLAS COWAN	Mr. Cowan, 62, has been a director since January 2003. He has been the chairman and chief executive officer of The Davey Tree Expert Company, an employee-owned company providing horticultural services throughout the United States and Canada, since May 1997. Mr. Cowan is a member of the audit committee. His term will expire in 2005.

KATHRYN W. DINDO	Ms. Dindo, 54, has been a director since February 1996. She has been vice president since 1998 and chief risk officer since November 2001 of FirstEnergy Corp., a utility holding company. Prior to that time, she was vice president and controller of Caliber System, Inc., a subsidiary of FDX Corporation, a transportation services company, since January 1996. Ms. Dindo is chair of the audit committee and a member of the executive compensation committee. Her term will expire in 2004.

FRED A. DUNCAN	Mr. Duncan, 57, has been a director since April 1999. He has been vice president, special markets since November 2001. Prior to that time he was vice president and general manager, industrial market, of Smucker since February 1995. Mr. Duncan also is a director of Bush Brothers and Company, a food processing and manufacturing company. His proposed term would expire in 2006.

ELIZABETH VALK LONG	Ms. Long, 53, has been a director since May 1997. She is the former executive vice president of Time Inc., a subsidiary of AOL Time Warner, a media and entertainment company, a position she held between May 1995 and August 2001. She is also a director of Jefferson-Pilot Corporation, an insurance, financial services, and communications company, and Steelcase Corporation, a furniture and office systems manufacturer. Ms. Long is chair of the executive compensation committee and a member of the audit committee. Her term will expire in 2005.
CHARLES S. MECHEM, JR.	Mr. Mechem, 72, has been a director since 1982. He retired as chairman of Convergys Corporation, a provider of customer management products and services, in 2000, a post he was elected to in 1999. He has been commissioner emeritus of the Ladies Professional Golf Association, since 1995. He also is a director of the Ladies Professional Golf Association, Royal Associates, Inc., a manufacturer of steel golf shafts, Myers Y. Cooper, a commercial real estate broker, and Messer Construction, a regional general contractor and construction manager. Mr. Mechem is chair of the nominating and corporate governance committee and a member of the executive compensation committee. His proposed term would expire in 2006.

GARY A. OATEY	Mr. Oatey, 55, has been a director since January 2003. He has been the chairman and chief executive officer of Oatey Co., a privately owned manufacturer of plumbing products, since January 1995. Mr. Oatey is a member of the nominating and corporate governance committee. His proposed term would expire in 2006.

RICHARD K. SMUCKER	Mr. Smucker, 55, has been a director since 1975. He has been the president since 1987, co-chief executive officer since February 2001, and chief financial officer since June 2003 of Smucker. Mr. Smucker also is a director of Wm. Wrigley Jr. Company, a manufacturer of confectionery, primarily chewing gum, products, and The Sherwin-Williams Company, a manufacturer of coatings and related products. Mr. Smucker is the brother of Tim Smucker and the uncle of both Mark Smucker and Paul Smucker Wagstaff, the latter two being vice presidents of Smucker. His term will expire in 2004.

TIMOTHY P. SMUCKER	Mr. Smucker, 59, has been a director since 1973. He has been the chairman since 1987 and co-chief executive officer since February 2001 of Smucker. Mr. Smucker also is a director of Dreyer’s Grand Ice Cream Inc., a manufacturer and distributor of premium ice cream products. Mr. Smucker is the brother of Richard Smucker, the father of Mark Smucker, and the uncle of Paul Smucker Wagstaff, the latter two being vice presidents of Smucker. His proposed term would expire in 2006.

WILLIAM H. STEINBRINK	Mr. Steinbrink, 60, has been a director since 1994. He has been a partner at the law firm of Jones Day since September 2001. He is the former president and chief executive officer of CSM Industries, Inc., a manufacturer of specialty metals, a position he held between November 1996 and November 2000. Mr. Steinbrink is a member of the nominating and corporate governance committee. His term will expire in 2004. Jones Day provided legal services on behalf of Smucker during its fiscal year 2003 on a variety of matters, and it is anticipated that Jones Day will continue to provide services in fiscal year 2004.

      The board of directors recommends a vote FOR each of the nominees for election to the board of directors.

Director Compensation

      Directors of Smucker who are not also employees are compensated for services as a director on the basis of $30,000 per year, plus $2,000 per year ($4,000 per year for the chair) for each committee on which the director serves. Nonemployee directors may elect to receive all or 50% of their annual retainer and committee fees in the form of units under Smucker’s Nonemployee Director Stock Plan. All units, together with dividends credited thereon, are paid out in the form of common shares upon termination of service as a director.

      In 2001 the shareholders of Smucker approved the implementation of a Nonemployee Director Stock Option Plan. The plan is designed to provide additional compensation for nonemployee directors of Smucker and to attract and retain candidates of the highest quality to serve on the board. It provides for an annual grant of 1,500 stock options to each eligible nonemployee director, unless otherwise determined by the executive compensation committee. The options granted under this plan will fully vest six months after the date of grant and will have a term of ten years. Because the Jif and Crisco transaction was pending, the September 2001 grants were deferred and were reconsidered in conjunction with the 2002 awards. In September 2002, stock options for 5,000 common shares of Smucker were granted to each nonemployee director.

Director Independence

      Smucker requires that a majority of its directors be “independent” as defined by the rules of the New York Stock Exchange, the Securities and Exchange Commission, and such other applicable rules or regulations as may be established. The board makes a determination as to the independence of each director on an annual basis. The board has determined that the following six directors are “independent” directors: R. Douglas Cowan, Kathryn W. Dindo, Elizabeth Valk Long, Charles S. Mechem, Jr., Gary A. Oatey, and William H. Steinbrink.

      In general, “independent” means that a director has no material relationship with Smucker or any of its subsidiaries. The existence of a “material” relationship is determined upon a review of all relevant facts and circumstances, and generally is a relationship that might reasonably be expected to compromise the director’s ability to maintain his or her independence from management.

      The board considers the issue of materiality from the standpoint of the entity with which the director has an affiliation as well as from the standpoint of the director.

      The board uses the following criteria in reaching its conclusions regarding the independence of a board member:

•	if Smucker obtains goods or services from an entity with which the director is an employee, partner, or otherwise has an affiliation, the relationship between Smucker and such provider will be considered material if the amount paid for such goods or services in the immediately preceding calendar year is more than 1% of the total revenues of the provider for that calendar year;

•	no director who is, or in the past five years has been, affiliated or employed by a current or former auditing firm used by Smucker shall be considered independent for a period of five years after the end of the affiliation by the director with such firm or the end of such auditing relationship with Smucker;

•	no director shall be independent if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of Smucker serves on the compensation committee of Smucker that concurrently employs the director; and

•	the board will treat immediate family members the same as the director when determining independence and in determining whether a material relationship exists.

Corporate Governance Guidelines

      At its April 2003 meeting the board of directors formally adopted revised corporate governance guidelines, a full copy of which is posted on Smucker’s website at www.smuckers.com, which guidelines provide in pertinent part that:

•	a majority of directors shall be “independent, as set forth under the guidelines of the New York Stock Exchange, the Securities Act of 1934, and as further set forth in the corporate governance guidelines;

•	all members of the nominating and corporate governance committee, the executive compensation committee, and the audit committee shall be independent and that there shall be at least three members on each such committee;

•	the independent directors shall meet in executive session at least three times annually in conjunction with regularly scheduled board meetings and such meetings shall be chaired by the chair of the nominating and corporate governance committee;

•	the board will conduct an annual self evaluation; and

•	all new directors shall participate in Smucker’s new director orientation program.

Meetings and Committee Reports

      During the 2003 fiscal year there were four meetings of the Smucker’s board of directors. All directors attended at least 75% of the total number of board and committee meetings for which they were eligible. The board of directors has a nominating and corporate governance committee, an audit committee, and an executive compensation committee.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee met twice during the 2003 fiscal year. This committee is responsible for recommending to the board of directors nominees for election as directors, for considering suggestions forwarded by shareholders to the secretary of Smucker concerning qualified candidates for election as directors, and developing and implementing corporate governance principles applicable to the board of directors and to Smucker.

      At its April 2003 meeting the nominating and corporate governance committee approved, and recommended that the Board approve, a revised charter for the committee. The board of directors approved the charter at its April 2003 meeting and the charter is posted on Smucker’s website at www.smuckers.com. The nominating and corporate governance committee believes this charter is an accurate and adequate statement of the committee’s responsibilities and the committee will review this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

      Audit Committee. The audit committee met six times during the 2003 fiscal year. The principal functions of this committee include: reviewing with the independent auditors of Smucker the scope and thoroughness of the auditors’ examination and considering recommendations of the independent auditors; recommending to the board of directors the appointment of independent auditors for the year; and reviewing the sufficiency of Smucker’s system of internal controls with the financial officers, the independent auditors, and, to the extent the committee deems necessary, legal counsel.

      Executive Compensation Committee. The executive compensation committee met three times during the 2003 fiscal year. The principal functions of this committee include: fixing the compensation of executives of Smucker; administering Smucker’s restricted stock bonus and stock option programs; and, considering employee benefit programs generally.

REPORT OF THE AUDIT COMMITTEE

      The audit committee is composed of three independent, nonemployee directors and serves as the primary communication link between the board of directors as the representative of the shareholders, on the one hand, and Smucker’s independent and internal auditors, on the other hand. Management has the primary responsibility for financial statements and the reporting process including the systems of internal control. The audit committee operates under a written charter, which was adopted by the board of directors in June 2001 and included in the 2001 Proxy Statement. The charter was revised in April 2003 to incorporate the requirements of the Sarbanes-Oxley Act of 2002. This revised charter was adopted by the audit committee and the board of directors at the April 2003 meeting and is posted on Smucker’s website at www.smuckers.com, and is attached to this proxy statement as Annex A. The audit committee believes the charter is an accurate and adequate statement of the audit committee’s responsibilities. The audit committee will review this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

      In fulfilling its responsibilities, the audit committee reviewed with management the financial statements and related disclosures included in Smucker’s quarterly reports on Form 10-Q, and the audited financial statements and related financial statement disclosures to be included in Smucker’s Annual Report on Form 10-K for its recently ended fiscal year. Also, the audit committee reviewed with the independent auditors their judgments as to both the quality and the acceptability of Smucker’s accounting principles. The audit committee’s review with the independent auditors also included a discussion of other matters required under generally accepted accounting standards, including those matters required by the Statement on Auditing Standards No. 61 and by the Sarbanes-Oxley Act of 2002.

      The audit committee also reviewed the financial literacy of each of its members, as required by the listing standards of the New York Stock Exchange, and has determined that each of its members meets the criteria established by the stock exchange. Additionally, the audit committee reviewed the definition of “financial expert” promulgated under the Sarbanes-Oxley Act of 2002 and determined that two of its members, Kathryn W. Dindo and R. Douglas Cowan, satisfy the criteria of a financial expert under the Act. The board of directors adopted a resolution at its April 2003 meeting designating Ms. Dindo and Mr. Cowan as “financial experts”, as required under the Sarbanes-Oxley Act of 2002.

      The audit committee has received the written disclosures from the independent auditors required by the Independence Standards Board Statement No. 1 and has discussed those disclosures with the independent auditors. The audit committee also has considered the compatibility of non-audit services with the auditors’ independence.

      The audit committee has discussed with Smucker’s internal and independent auditors the overall scope and plans for their respective audits and has reviewed Smucker’s plans for compliance with the internal audit certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee met with the internal and independent auditors to discuss the results of the auditors’ examinations, their evaluation of Smucker’s internal controls, and the overall quality of Smucker’s financial reporting.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Smucker’s Annual Report on Form 10-K for the year ended April 30, 2003. The audit committee recommended to the board of directors, subject to shareholder approval, the appointment of Ernst & Young LLP, as Smucker’s independent auditors for the 2004 fiscal year.

AUDIT COMMITTEE

Kathryn W. Dindo, Chair
R. Douglas Cowan
Elizabeth Valk Long

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      The executive compensation committee of the board of directors is composed of three independent, nonemployee directors and is responsible for establishing the levels of compensation and benefits for executive officers of Smucker. The executive compensation committee evaluates Smucker’s performance and the compensation paid to its executive officers on an ongoing basis. The executive compensation committee operates under a written charter, which was adopted by the executive compensation committee and the board of directors in April 2003. This charter is posted on Smucker’s website at www.smuckers.com. The executive compensation committee believes the charter is an accurate and adequate statement of the committee’s responsibilities. The executive compensation committee will review this charter on an annual basis to confirm that it continues to be an accurate statement of such responsibilities.

Compensation Philosophy

      The executive compensation committee believes that an effective executive compensation program must have two parts. First, it should have a cash component that is competitive enough to retain highly qualified executives, while providing performance-based incentives. The executive compensation committee believes that Smucker’s base salary structure, Management Incentive Plan bonuses and Voluntary Deferred Compensation Plan combine to meet these requirements.

      The second part of the program is equity-based in order to provide long-term incentives and ensure that management’s long-term interests are aligned with those of other shareholders. The equity-based components of the compensation program are provided by the Restricted Stock Bonus Plan, the 1987 Stock Option Plan, and the 1998 Equity and Performance Incentive Plan.

Salaries

      Base compensation for all salaried positions in Smucker, including executive officers, is determined by reference to individual performance and position within the salary range for the particular job classification. Smucker’s human resources department develops the salary ranges and classifications with assistance from outside consultants who help to ensure that the overall salary structure is competitive. Smucker’s goal with regard to salaries and compensation is to provide a structure that is competitive with other comparably sized manufacturing companies. Over 300 companies are used for comparison purposes, and many of them are included in the Standard & Poor’s Food Group Index (see the total shareholder return graph presented elsewhere in this document). Included in the comparison group are such companies as Campbell Soup Company, General Mills, Inc., Kellogg Company, Mars, Inc., McCormick & Company, Inc., Nestlé USA, Inc, Ralston Purina Company, Sara Lee Corporation, and Wm. Wrigley Jr. Company.

      Although the salary ranges for the executive officers are recommended by the human resources department based on its own research and the advice of outside consultants, those ranges are regularly reviewed by the executive compensation committee and are subject to its approval, as are any changes to an officer’s salary grade level.

      With the completion of the Jif and Crisco transaction and the significant increase in the size of Smucker, the executive compensation committee requested an outside compensation consultant conduct a review of appropriate salary ranges, as well as management incentive plan target ranges and stock option awards, to reflect the increased size of Smucker. The resulting study indicated that the current salary ranges, management incentive bonuses, and stock option awards were well below similarly sized company averages. Upon the recommendation of the human resources department the executive compensation committee approved revised salary ranges for officers of Smucker. The adjusted salary ranges were implemented on May 1, 2002 and reflected an average 20% increase in the salary range and an average 20.7% increase in actual salaries for officers of Smucker, after taking into account regular annual increases.

      Smucker continues to target its salary ranges at approximately the median of comparably sized manufacturing companies, and the revised ranges approved by the executive compensation committee meet that standard.

      Management’s salary recommendations for executive officers usually are submitted to the executive compensation committee for consideration at its April meeting. These recommendations generally are based upon the salary increase guidelines that have been determined by management for all corporate salaries as part of the planning and budgeting process for the coming fiscal year. The average of the salary increases granted to members of the officer group for fiscal year 2003 was 20.7%. This reflects the salary increases resulting from the salary range review commissioned in connection with the Jif and Crisco transaction as further discussed above.

      Tim Smucker, Smucker’s chairman, and Richard Smucker, Smucker’s president and chief financial officer operate jointly as co-chief executive officers. Management submitted no recommendation concerning a salary increase for Tim Smucker or Richard Smucker. The executive compensation committee determined that each of them should be given an increase of 21.2% for 2003, in line with the increases for the officer group as a whole, and in line with the level of increases suggested as appropriate pursuant to the salary range review.

      Factors considered when assessing executive officers’ performance for compensation purposes, including Tim Smucker and Richard Smucker, include, in no particular order, Smucker’s sales and earnings results, market share gains, whether Smucker’s business plan and strategic goals are being met, and individual performance evaluations. None of these factors, however, is necessarily weighed more heavily than any other.

Management Incentive Plan

      Smucker maintains a management incentive program designed to recognize key management members based on their contribution to the achievement of Smucker objectives and their individual performance. A target award is set for each participant based on salary grade level and competitive award levels for similar positions at comparable manufacturing companies, which are generally the same companies used in establishing base salary ranges. The actual award given, if any, is based on Smucker’s performance to its earnings goal for the year, personal performance, and, if the participant is part of a strategic business area, that area’s performance to its profit goal. No awards are given if Smucker does not meet minimum performance standards, and the maximum award a participant may receive is limited to twice the target award.

      After the end of each fiscal year, management presents the executive compensation committee with a summary and recommendation for management incentive bonuses. The presentation includes:

•	information on Smucker’s performance for the fiscal year just ended (earnings per share for the year with a comparison to the prior year and to Smucker’s plan, and operating margins or specific margins for the strategic business areas);

•	awards to each individual in the plan in the prior three years;

•	current salary, salary range, and target award information; and

•	a specific recommendation based on all of the foregoing.

      The executive compensation committee then reviews the information and recommendations with management and makes a decision as to which recommendations to accept and whether any should be modified.

      The management incentive awards for Tim Smucker and Richard Smucker each year are made based on the same factors as those used for other members of the Management Incentive Plan. No recommendation is made by management concerning the individual portion of the awards for the chairman or the president; that amount is determined by the executive compensation committee based on its appraisal of individual performance.

      The amount of the incentive awards based on corporate performance is determined by a mathematical calculation, the elements of which are the same for all participants, including Tim and Richard Smucker. With respect to the 2003 fiscal year, Smucker exceeded its earnings per share goal for the year and the amount of the incentive award based on corporate performance was calculated accordingly for all participants, including the awards granted Tim and Richard Smucker by the executive compensation committee.

      In addition to the portion of the award based on corporate performance, the total incentive plan award for each participant includes an amount related to individual performance. This individual performance award is based on an assessment of the participant’s individual contributions in helping Smucker to achieve its earnings and other goals. It may be above or below the corporate award portion if the executive compensation committee feels that to be appropriate in an individual case.

Long-Term Incentive Compensation

      Long-term incentive compensation is stock-based and is designed to help to align the interests of management with the interests of Smucker’s shareholders. Both restricted stock awards and stock options are used in the long-term compensation program, and the executive compensation committee believes that the use of the two types of awards together helps to ensure that competitive long-term incentives are delivered to the senior managers of Smucker.

      Target grant levels for long-term incentive compensation are determined for individual participants based on salary grade level and a determination by Smucker’s human resources department of the prevailing competitive awards for similar positions at other comparable manufacturing companies. The companies considered are largely the same as those used in establishing base salary ranges.

  Restricted Stock Bonus Plan

      Smucker’s restricted stock bonus plan was implemented in 1981 based on the board of directors determination that such a plan would help Smucker attract and retain key senior managers. Restricted stock awards are made currently under the 1998 Equity and Performance Incentive Plan. In years in which restricted stock awards are to be considered, management develops a recommendation for participants based on target grant levels and individual performance considerations. That recommendation is presented to the executive compensation committee along with information on prior awards.

      Because the plan is intended to provide long term incentives to participants, the focus in deciding whether to make awards in particular years and in determining the amount of those awards is based on the progress that Smucker is making in implementing its strategy and achieving its longer term goals.

      Restricted stock awards generally are considered every two years. The last awards made were with respect to the 2002 fiscal year. With regard to the 2004 fiscal year, the executive compensation committee, considered and made awards to key executive officers at its May meeting this year. Tim and Richard Smucker each received awards of 30,000 shares under the plan this year. That amount is consistent with their respective competitive formula amounts. Their awards were based on the same factors as all other participants, as discussed in the preceding paragraphs.

  Stock Option Plans

      Stock option awards are made under either the 1987 Stock Option Plan or the 1998 Equity and Performance Incentive Plan. Participants in the plans include both executive officers and other key managers.

      Awards under the plans are normally considered annually and are made by the executive compensation committee following a review of the recommendations of management. Individual performance and the performance of Smucker are considered in establishing each proposed award, along with the individual’s target grant level. Although all of these factors are considered in making an award, no specific weight is assigned to them, and the relative importance of each factor may vary from participant to participant. The executive compensation committee does not specifically consider the total number of options held by a participant in determining the size of a new award, but information with regard to all previous awards is presented to and reviewed by the executive compensation committee when awards are made.

      The executive compensation committee normally considers stock option awards at its autumn meeting. Because the Jif and Crisco transaction was pending at that time in the 2002 fiscal year, counsel advised the executive compensation committee that it would be advisable to defer awards until after the transaction was completed. Therefore, no stock option awards were made in fiscal 2002. With the consummation of the transaction, the executive compensation committee determined that it would be appropriate to make awards in fiscal 2003 that combined the deferred 2002 awards with the regular awards planned for 2003. The combined awards for these two fiscal years, which awards reflect the increased ranges recommended in the salary and compensation review conducted by an outside counsel consultant, were authorized at the executive compensation committee’s May 2002 meeting with an effective date of July 1, 2002. Most of the awards made were in amounts consistent with the target grant level for the participant. The awards for Tim and Richard Smucker, at their recommendation, were in an amount approximately 25 percent below their target grant levels.

Voluntary Deferred Compensation Plan

      After considering the merits of implementing a mandatory, as well as an elective deferred compensation plan, the executive compensation committee made a recommendation to the board in April 2003 that the board of directors’ approve a Voluntary Deferred Compensation Plan. The board did approve the Plan, which will be made available to officers and business general managers starting in calendar year 2004. Elections to defer all or a portion of the participant’s compensation or bonus must be made prior to January 1st of the year in which services relating to the compensation deferred are provided. The participants will have the option to designate such deferred compensation be tracked as if invested in Smucker shares or a Fidelity Investment managed account. A copy of the Voluntary Deferred Compensation Plan is filed with the Smucker annual report on Form 10-K.

Tax Deductibility of Executive Compensation

      The executive compensation committee has considered the potential impact on Smucker’s compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the Internal Revenue Code, which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. The executive compensation committee believes that stock option awards under Smucker’s 1998 Equity and Performance Incentive Plan qualify under Section 162(m) as deductible compensation. Restricted stock awards and awards under the Management Incentive Plan do not at this time qualify for the exemption under Section 162(m) to the limitation on deductibility. To date, only Tim Smucker and Richard Smucker have been paid compensation in excess of $1,000,000 that would be subject to the Section 162(m) limitation. The executive compensation committee is generally committed to establishing executive compensation programs that will maximize as much as possible the deductibility of compensation paid to executive officers. In April 2003 the board of directors approved a Deferred Compensation Plan, which will be available to electing officers and general managers as of January 1, 2004. A more detailed discussion of the Plan is provided in the preceding section under the heading “Voluntary Deferred Compensation Plan.” To the extent, however, that the executive compensation committee from time to time believes it to be consistent with its compensation philosophy and in the best interests of Smucker and its shareholders to award compensation that is not fully deductible, it may choose to do so.

      The executive compensation committee believes that Smucker’s compensation plans and practices are sound and well considered. It also believes that the level of compensation provided to the executive officers is appropriately related to both the competitive market and the historic and current performance of Smucker. The executive compensation committee in the future will continue to focus on these factors and on maintaining a compensation system that will encourage maximization of long-term shareholder value.

EXECUTIVE COMPENSATION COMMITTEE

Elizabeth Valk Long, Chair
Kathryn W. Dindo
Charles S. Mechem, Jr.

Consulting and Non-Compete Arrangements

      The board of directors believes that a significant portion of the value of Smucker and the success of its business is attributable to the public image of the Smucker’s brand and the integral identification of the Smucker family and its values with that brand. Therefore, the board has authorized Smucker to enter into agreements with each of Tim Smucker and Richard Smucker securing their continuing public representation of Smucker when they are no longer active executives.

      Under these agreements each of Tim Smucker and Richard Smucker have committed to maintain their public representation of Smucker for three years when either of them ends full-time employment with Smucker. The board also believed that it was crucial to the strength of the Smucker brand that neither Tim nor Richard Smucker should undertake activities after the end of their employment with Smucker that might be to the competitive disadvantage of Smucker. In particular, the board wished to ensure that neither Tim nor Richard Smucker would in any event provide the benefit of their experience in the food industry to competitors of Smucker.

      Therefore, the agreements with Tim and Richard Smucker provide that for three years from the date of their respective termination of employment or for three years after the end of the public representation period, whichever is later, they will not enter into any relationships that might be to Smucker’s competitive disadvantage. During the three-year public representation period the former executive will receive annual compensation in an amount equal to his base salary as of the time his active employment with Smucker ended, plus benefits. He will also receive each year during that period an amount equal to fifty percent of his target award applicable under the Management Incentive Plan at the date of termination.

      The agreements further provide to Tim and Richard Smucker certain benefits while they remain employees of Smucker. Specifically, in the event of either death or disability, they (or their estates) will be entitled to receive for three years after the event annual compensation equal to the base salary they were receiving at the time the event occurred, plus benefits. They (or their estates) also will receive an amount equal to fifty percent of their target bonus awards in effect at the time of the event. Also, any unvested options and restricted shares will vest immediately. At the end of the three-year period following the death or disability, they (or their spouse) will be eligible for retirement benefits without application of early retirement reduction factors. Each of them also would be eligible for retirement benefits without application of early retirement reduction factors at the end of the three-year public representation period if, but only if, he has not prior to that time elected to begin receiving such benefits with reduction factors applied.

      In the event that Tim or Richard Smucker is terminated by Smucker without cause or if he resigns for cause (as specifically defined in the agreements), he will receive the same benefits as in the case of death or disability. If Smucker terminates Tim or Richard Smucker for cause, however, he will receive only that compensation to which he is otherwise entitled as of the date of termination.

Summary Compensation Table

      The following table sets forth a summary of the compensation over the past three fiscal years for our co-chief executive officers and the other four most highly compensated executive officers.

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)(1)	(#)(2)	($)

Timothy P. Smucker	2003	$597,254	$788,100	$—	$1,088,400	140,000	$8,342	(3)
Chairman and Co-Chief	2002	475,617	434,160	—	0	0	8,004
Executive Officer	2001	444,739	208,760	—	348,040	47,255	7,970
Richard K. Smucker	2003	557,866	788,100	—	1,088,400	140,000	8,420	(3)
President, Co-Chief Executive	2002	458,000	434,160	—	0	0	7,678
Officer, and Chief Financial Officer	2001	438,000	208,760	—	348,040	47,255	7,970
Vincent C. Byrd	2003	259,486	234,600	—	290,240	50,000	7,907	(3)
Vice President and General	2002	213,020	124,180	—	0	0	7,635
Manager, Consumer Market	2001	195,116	103,800	—	99,440	14,176	7,970
Fred A. Duncan	2003	260,684	225,400	—	290,240	50,000	8,111	(3)
Vice President,	2002	203,393	113,860	—	0	0	7,648
Special Markets	2001	190,401	101,640	—	99,440	14,176	7,970
Steven J. Ellcessor	2003	255,121	225,400	—	0	50,000	561,210	(3)(4)
Vice President-Finance and	2002	196,431	123,840	—	0	0	7,701
Administration, Secretary, and	2001	183,000	68,660	—	99,440	14,176	7,970
Chief Financial Officer
Richard G. Jirsa	2003	222,745	180,400	—	217,680	35,000	7,826	(3)
Vice President-Information	2002	189,500	93,800	—	0	0	7,506
Services and Corporate Controller	2001	179,723	41,520	—	62,150	7,560	8,024

(1)	Smucker’s Restricted Stock Bonus Plan was implemented in 1981 and its 1998 Equity and Performance Incentive Plan was implemented in 1998. Shares awarded under the plan are entitled to dividends at the same rate and on the same terms as unrestricted shares of the same class. The aggregate number and value of restricted shares held by the individuals listed above, valued as of April 30, 2003 are as follows: Timothy P. Smucker, 59,297 shares ($2,151,295); Richard K. Smucker, 59,297 shares ($2,151,295); Vincent C. Byrd, 16,504 shares ($598,765); Fred A. Duncan, 16,504 shares ($598,765); Steven J. Ellcessor, 8,504 shares ($308,525); and Richard G. Jirsa, 11,196 shares ($406,191).

(2) All options are for common shares. The Company does not award stock appreciation rights (SARs).

(3)	These amounts represent contributions by Smucker on behalf of the individual indicated under Smucker’s 401(k) Savings Plan and the value of allocations during the year under Smucker’s Employee Stock Ownership Plan. The specific breakdown for each individual (401(k) amounts first, followed by ESOP allocations) is as follows: Timothy P. Smucker, $6,392 and $1,950; Richard K. Smucker, $6,470 and $1,950; Vincent C. Byrd, $5,957 and $1,950; Fred A. Duncan, $6,161 and $1,950; Steven J. Ellcessor, $6,180 and $1,950; and Richard G. Jirsa, $5,876 and $1,950.

(4)	In addition to the amounts noted in footnote 3, above, this amount represents severance and other payments to Mr. Ellcessor in connection with his resignation effective as of July 1, 2003. This amount consists of the following: (a) health insurance for a period of up to one year; (b) a severance payment, in accordance with Smucker’s basic severance policy; (c) an additional payment in exchange for Mr. Ellcessor’s waiver of any claims he may have against Smucker; (d) a payment equal to the current value of 4,000 restricted shares that were previously granted to Mr. Ellcessor, (e) Mr. Ellcessor’s pro rata share of amounts due him under Smucker’s Management Incentive Program for fiscal year 2004; (f) a payment which Mr. Ellcessor may use for outplacement services or for such other purposes as he determines; and (g) a payment in lieu of accrued and unused vacation. The aggregate of the above payments (excluding the cost of health insurance, which may vary) is $553,080. Further, Mr. Ellcessor will be entitled to retain all vested stock options previously granted to him until they expire at the end of their ten-year term.

Stock Options

      The following table summarizes options granted during fiscal 2003 to the officers listed in the Summary Compensation Table under Smucker’s 1998 Equity and Performance Incentive Plan.

Option Grants in Last Fiscal Year(1)

Individual Grants					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	% of Total	Exercise		Price Appreciation for
	Underlying	Options Granted	or Base		Option Term
	Options	to Employees	Price	Expiration
Name	Granted	in Fiscal Year	($/Sh)	Date	5%	10%

Timothy P. Smucker	140,000	11.2%	33.66000	06/30/12	$2,963,600	$7,510,400
Richard K. Smucker	140,000	11.2%	33.66000	06/30/12	2,963,600	7,510,400
Vincent C. Byrd	50,000	4.0%	33.66000	06/30/12	1,058,400	2,682,300
Fred A. Duncan	50,000	4.0%	33.66000	06/30/12	1,058,400	2,682,300
Steven J. Ellcessor	50,000	4.0%	33.66000	06/30/12	1,058,400	2,682,300
Richard G. Jirsa	35,000	2.8%	33.66000	06/30/12	740,900	1,877,600

(1)	No option granted is transferable except by will or the laws of descent and distribution. Options are exercisable to the extent of one-third of the shares covered by the option after the optionee has been in the continuous employ of Smucker or one of its subsidiaries for one full year from the date of grant, and to the extent of an additional one-third after each of the next two years of continuous employment. Options also become immediately exercisable upon the occurrence of certain events related to a change of control of Smucker.

      Options exercised by the officers listed in the preceding table during the 2003 fiscal year, along with the number of unexercised options held by such officers at fiscal year-end and the value of their unexercised, in-the-money options, are set forth in the following table.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of		Value of
			Securities Underlying		Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired		at FY-End (#)		at FY-End ($)
	on	Value	Exercisable/		Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable		Unexercisable

Timothy P. Smucker	0	$0	207,287	155,751	$2,885,839	$544,513
Richard K. Smucker	0	0	207,287	155,751	2,885,839	544,513
Vincent C. Byrd	0	0	67,097	54,725	987,264	184,311
Fred A. Duncan	2,835	18,051	67,097	54,725	987,264	184,311
Steven J. Ellcessor	0	0	54,811	54,725	759,928	184,311
Richard G. Jirsa	6,300	107,922	18,270	37,520	215,477	120,132

Pension Plan

      Under The J. M. Smucker Company Employees’ Retirement plan (the “Plan”), retirement benefits are payable to all eligible employees of Smucker and its subsidiaries, including officers. The present executive officers of Smucker, including those named in the Summary Compensation Table, are also eligible upon retirement to receive a benefit from a nonqualified supplemental retirement plan (the “Supplemental Plan”). The amounts set for the in the pension plan table below assume participation in the Supplemental Plan and set forth the estimated annual benefit, computed as a straight-life annuity, payable under the Plan, as amended, at normal retirement (age 65):

Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$125,000	$26,000	$42,000	$48,000	$48,000	$48,000
150,000	35,500	54,500	62,000	62,000	62,000
175,000	45,000	67,000	75,500	75,500	75,500
200,000	54,500	79,500	89,500	89,500	89,500
225,000	63,500	92,000	103,000	103,000	103,000
250,000	73,000	104,500	117,000	117,000	117,000
300,000	92,000	129,500	144,500	144,500	144,500
400,000	129,500	179,500	199,500	199,500	199,500
450,000	148,000	204,500	227,000	227,000	227,000
500,000	167,000	229,500	254,500	254,500	254,500
650,000	223,000	304,500	337,000	337,000	337,000
800,000	279,500	379,500	419,500	419,500	419,500

      The Plan provides a pension based upon years of service with Smucker and upon final average pay (average base compensation [i.e., salary only] for the five highest consecutive years of employment). Benefits under the Plan are one percent of final average pay times the participant’s years of service with Smucker. Benefits under the Supplemental Plan at retirement, based upon years of service (maximum 25 years), are 55 percent of the average total compensation (i.e., all compensation including salary and bonus) for the five highest consecutive years of employment, offset by the benefits derived from the Plan and by 100 percent of the Social Security benefit.

      Messrs. Timothy P. Smucker, Richard K. Smucker, Vincent C. Byrd, Fred A. Duncan, Steven J. Ellcessor, and Richard G. Jirsa were credited under the Plan with 33, 30, 26, 25, 17, and 27 full years of benefit service, respectively, at April 30, 2003.

Total Shareholder Return Graph

Comparison of 5 Year Cumulative Total Return*

AMONG THE J. M. SMUCKER COMPANY, THE S&P 500 INDEX,
THE S&P PACKAGED FOODS INDEX AND A PEER GROUP

	4/98	4/99	4/00	4/01	4/02	4/03
The J.M. Smucker Company	100	89.59	68.64	115.57	156.71	167.36
S&P 500	100	121.82	134.16	116.76	102.02	88.44
S&P Packaged Foods	100	88.90	69.53	93.76	108.34	99.34
Peer Group	100	88.04	69.49	92.80	120.46	112.48

*	$100 invested on 4/30/98 in stock or index — including reinvestment of dividends. Fiscal year ending April 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

OWNERSHIP OF COMMON SHARES

Security Ownership of Directors and Executive Officers

      Based upon information filed with the Securities and Exchange Commission as of the date of this proxy statement, Ariel Capital Management, Inc., 200 East Randolph Drive, Chicago, IL and Timothy P. Smucker, Strawberry Lane, Orrville, OH, are the only persons or entities known to Smucker to be a beneficial owner of more than five percent of Smucker’s common shares outstanding as of June 16, 2003. The number and percent of outstanding common shares beneficially owned at that date by Ariel Capital Management, Inc. and Timothy P. Smucker, as well as those so owned by each director and nominee, each officer listed in the Summary Compensation Table, and all of Smucker’s directors and executive officers as a group are shown in the following table. Except as otherwise indicated in the footnotes to this table, each person or entity has sole voting and investment power with respect to the common shares noted. Shares shown as beneficially owned include those that may be held either individually, jointly, or pursuant to a trust arrangement.

	Number of
	Common Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(3)	Common Shares(5)

Ariel Capital Management, Inc.(4)	3,392,826	6.8%
Timothy P. Smucker(2)	2,977,792	5.94%
Richard K. Smucker(2)	2,414,240	4.82%
Vincent C. Byrd	99,546	.20%
R. Douglas Cowan	721	*
Kathryn W. Dindo	17,229	*
Fred A. Duncan	126,513	.25%
Steven J. Ellcessor(2)	77,023	.15%
Richard G. Jirsa(2)	51,682	.10%
Elizabeth Valk Long	15,481	*
Charles S. Mechem, Jr.	20,401	*
Gary A. Oatey	837	*
William H. Steinbrink	22,457	*
22 directors and executive officers as a group(2)	5,044,101	9.95%

*	Less than .1%.

(1)	Includes restricted stock and also includes shares covered by outstanding stock options exercisable within 60 days, as follows: Timothy P. Smucker, 207,287; Richard K. Smucker, 207,287; Vincent C. Byrd, 67,097; Fred A. Duncan, 67,097; Steven J. Ellcessor, 54,811; Richard G. Jirsa, 18,270; and all directors and executive officers as a group, 772,406.

(2)	Beneficial ownership of the following shares included in the table is disclaimed by Timothy P. Smucker: 1,507,314 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 123,676 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following shares included in the table is disclaimed by Richard K. Smucker: 1,409,971 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 90,417 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

Beneficial ownership of 594 shares included in the table is disclaimed by Steven J. Ellcessor.

Beneficial ownership of 1,969 shares included in the table is disclaimed by Richard G. Jirsa.

The number of shares beneficially owned by all directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(3)	Includes shares held for the benefit of the individual named under the terms of Smucker’s Nonemployee Directors Stock Plan as follows: R. Douglas Cowan, 621; Kathryn W. Dindo, 10,765; Elizabeth Valk Long, 9,536; Charles S. Mechem, Jr., 12,299; Gary A. Oatey, 837; and William H. Steinbrink, 15,421;. The shares indicated are held in trust for the directors named and are voted pursuant to their direction.

(4)	According to a Schedule 13G/A of Ariel Capital Management, Inc., 200 E. Randolph Drive, Chicago, IL 60601, filed on February 4, 2003, Ariel is a U.S. corporation organized under the laws of the State of Illinois. As of December 31, 2002, Ariel had sole voting power of 3,070,712 common shares and sole dispositive power of 3,392,826 common shares.

(5)	Because under Smucker’s amended articles of incorporation shareholders may be entitled on certain matters to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percent of outstanding common shares owned and the voting power represented by those shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership on shares not held as of record in the name of individuals. There are no items on this year’s ballot to which the ten vote per share provisions apply. It is management’s expectation, however, that the common shares shown in the above table as owned by the directors and officers as a group will represent a percentage of Smucker’s total voting power on a ten-vote basis that is slightly greater than the percentage of total voting power represented by those shares on a one-vote basis.

The voting power of Timothy P. Smucker and Richard K. Smucker includes some duplication with respect to entities for which they are co-trustees. See footnote 2, above.

The voting power of all directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

      Smucker has entered into agreements with Timothy P. Smucker and Richard K. Smucker and members of their immediate families, including Mrs. H. Ray Clark, Timothy P. Smucker’s and Richard K. Smucker’s aunt, and members of her immediate family, and with all executive officers of Smucker relating to the disposition of common shares held by them. These shareholders are the beneficial owners of an aggregate of 6,288,084 common shares, approximately 13% of the class, of which 4,966,975 common shares are included in the above table. Under the agreements, which have no expiration date, Smucker has a purchase option with respect to any proposed transfers of these common shares, except for gifts and bequests to or for the benefit of family members, and sales pursuant to any offer, merger, or similar transaction that is approved or recommended by Smucker’s board of directors.

      The agreements provide that Smucker may assign its purchase rights to Smucker’s ESOP or any of its other employee benefit plans. The agreements reflect the practice followed by Smucker for a number of years of providing for the purchase of common shares at prices at or somewhat below market with the effect of establishing a method for the orderly disposition of blocks of shares that could not otherwise be readily absorbed by the public market. The shares so acquired by Smucker have generally been used for purposes of Smucker employee benefit plans, and shares have also been so acquired directly by the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the U.S. securities laws, Smucker’s directors and executive officers are required to report their initial ownership of common shares and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Due dates for the reports are specified by those laws, and Smucker is required to disclose in this document any failure in the past year to file by the required dates. Based solely on written representations of our directors and executive officers and on copies of the reports that they have filed with the Securities and Exchange Commission, our belief is that all of our directors and executive officers complied with all filing requirements applicable to them with respect to transactions in our equity securities during fiscal 2003.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2 on Proxy)

      Ernst & Young LLP has been appointed as Smucker’s independent auditors for the fiscal year ending April 30, 2004, subject to ratification by the shareholders. Ernst & Young LLP has served as Smucker’s independent auditors since 1955.

      A representative of Ernst & Young LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of Smucker’s financial statements and records for the fiscal year ended April 30, 2003.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Smucker’s annual consolidated financial statements for fiscal 2003 and the review of the consolidated financial statements included in Smucker’s Forms 10-Q for fiscal 2003, were $358,000.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for services rendered to Smucker, other than the services described under “Audit Fees”, above, for fiscal year 2003 were $2,160,700, including tax fees of $1,795,700 and audit related fees of $365,000. The tax fees relate to compliance and planning fees including various ruling requirements with the Internal Revenue Service in connection with the Jif and Crisco transaction and services related to restructuring activities also initiated in connection with the Jif and Crisco transaction. Audit related fees include fees for statutory audits of the international subsidiaries and audit procedures related to Smucker’s information systems. None of these fees were for financial information systems design and implementation.

      In the event of a negative vote on ratification, the selection will be reconsidered.

      The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

ANNUAL REPORT

      The Annual Report of Smucker for the fiscal year ended April 30, 2003, was mailed to each shareholder on or about July 8, 2003.

2004 SHAREHOLDER PROPOSALS

      The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for next year’s annual meeting of shareholders is expected to be March 10, 2004.

      According to our regulations, the deadline for shareholders to notify us of business to be brought before next year’s annual meeting of shareholders is expected to be May 9, 2004. After that date, the notice would be considered untimely. If, however, public announcement of the date of next year’s annual meeting of shareholders is not made at least 75 days before the date of that annual meeting, the deadline for shareholders to notify us will then be the tenth day following the date on which public announcement of next year’s annual meeting date is first made.

OTHER MATTERS

      We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

“HOUSEHOLDING” OF PROXY MATERIALS

      In accordance with the notices we sent to shareholders of record (i.e., those individuals who hold Smucker shares in their own name with our transfer agent, Computershare Investor Services LLP,) we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they notified us that they want to continue receiving multiple copies. We understand that the brokerage community has mailed similar notices to beneficial holders of Smucker shares. This practice, known as “householding”, is permitted by the Securities and Exchange Commission and is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

      Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications should contact their broker if they are a beneficial holder or, if they are a shareholder of record, should contact Computershare by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box A3309, Chicago, IL 60602-3309. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future may also notify their broker or Computershare Investor Services. Smucker will promptly deliver, upon written or oral request, a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered.

ELECTRONIC DELIVERY OF SMUCKER SHAREHOLDER COMMUNICATIONS

      If you are a shareholder of record (your shares are held in your name with our transfer agent, Computershare Investor Services,) and received our annual report and proxy statement by mail, we encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your Smucker shareholder communications via e-mail. With your consent, we will stop mailing paper copies of these documents and notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your electronic delivery will be effective until you cancel it.

      To participate, you will need your Computershare account number which can be found on your Smucker dividend statement. Your account number begins with the letter C, followed by 10 digits. You can participate by accessing www.computershare.com/consent/smuckers and following the instructions provided.

      Please note that although there is no charge for accessing the Company’s annual meeting materials online, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-800-456-1169 (within the U.S., Puerto Rico, and Canada) or 312-360-5254 (outside the U.S., Puerto Rico and Canada).

      If you are a beneficial holder (your shares are held by a brokerage firm, a bank, or a trustee), visit www.icsdelivery.com to enroll in electronic delivery of your Smucker shareholder communications.

VOTING RIGHTS OF COMMON SHARES

      Under our amended articles of incorporation, the holder of each outstanding Smucker common share is entitled to one vote on each matter submitted to a vote of the shareholders except for the following specific matters:

•	any matter that relates to or would result in the dissolution or liquidation of Smucker, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise;

•	the adoption of any amendment of the articles of incorporation, or the regulations of Smucker, or the adoption of amended articles of incorporation, other than the adoption of any amendment or amended articles of incorporation that increase the number of votes to which holders of Smucker common shares are entitled or expand the matters to which this section applies;

•	any proposal or other action to be taken by the shareholders of Smucker, whether or not proposed by the shareholders of Smucker, and whether proposed by authority of the board of directors of Smucker or otherwise, relating to Smucker’s rights agreement or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, or other similar plan, arrangement, or agreement;

•	adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of Smucker or any of its subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of Smucker’s assets;

•	any matter submitted to Smucker’s shareholders pursuant to Article Fifth or Article Seventh of the articles of incorporation, as they may be further amended, or any issuance of shares of Smucker for which shareholder approval is required by applicable stock exchange rules; and

•	any matter relating to the issuance of Smucker shares, or the repurchase of Smucker shares that Smucker’s board of directors determines is required or appropriate to be submitted to Smucker’s shareholders under the Ohio Revised Code or applicable stock exchange rules.

      With respect to the matters just listed, the holder of a common share is entitled to exercise ten votes on that matter when considered at any meeting of shareholders, except that no holder is entitled to exercise more that one vote on any matter (including those listed above) in respect of any common share with respect to which there has been a change in beneficial ownership subsequent to June 1, 2002. Where such a change of beneficial ownership of a common share has occurred, the new holder of that share will generally be entitled to only one vote on all matters, including the matters listed above, until that holder has held that share for four years without a further change in beneficial ownership.

      The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership. Thus, shareholders who hold common shares in “street” name or through any of the other indirect methods mentioned above must submit proof of beneficial ownership to Smucker in order to be entitled to exercise ten votes per share.

      The foregoing is merely a summary of the voting terms of the common shares and should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares as set forth in Smucker’s current amended articles of incorporation. A copy of the pertinent portions of those express terms is provided with this document to “street name” and other indirect holders and is available upon request to any other shareholder.

      There are no items on this year’s ballot to which the ten vote per share provisions apply.

Annex A

THE J. M. SMUCKER COMPANY

AUDIT COMMITTEE CHARTER
(Adopted April 15, 2003)

      The audit committee serves as the primary communication link between the Board of Directors as the representative of the shareholders, on the one hand, and the Company’s independent and internal auditors, on the other hand. It is responsible for providing effective oversight of the financial reporting process and the Company’s financial internal controls.

      The committee shall have the following specific responsibilities:

1.	appointment (subject to shareholder approval), termination, compensation, and oversight of the Company’s independent auditors and review of the services performed by them;

2.	prior approval of all audit and non-audit services provided by the independent auditors, as well as the scope of the annual audit plan and the associated fee schedule of the independent auditors (approval of specific services may thereafter be delegated to the chair of the committee once the committee has approved the annual proposal of outside auditors);

3.	consult with the independent auditors as necessary each year concerning:

a)	their report of audit, or proposed report of audit,

b)	their accompanying management letter, if any,

c)	their written disclosures regarding the independence of the auditors, and

d)	their written report regarding the Company’s internal quality control procedures and material issues raised by such review;

4.	consult with the independent auditors periodically throughout the year, as needed, concerning:

a)	the adequacy of the Company’s internal controls,

b)	the independent auditor’s judgment about the quality of the Company’s accounting principles as applied to its financial reporting, and

c)	any reportable matters identified during the annual audit or interim reviews;

5.	review and approve the mission statement of the Company’s internal auditors, their annual internal audit plan, and summaries of their recommendations;

6.	advise and concur with management on the organization of the internal audit function;

7.	set clear hiring policies for employees or former employees of the independent auditors consistent with Securities and Exchange Commission (“SEC”) regulations and New York Stock Exchange (“NYSE”) listing standards;

8.	have the opportunity on a quarterly basis to meet separately, as needed, with management, internal auditors, and independent auditors regarding audit or independent control issues and to meet with, at least annually, the Company’s outside auditors to review any audit problems the independent auditor encountered in performing its audit work and management’s response thereto which such meeting shall be outside the presence of Company management or other personnel;

9.	review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agency (the chair of the committee may represent the committee for purposes of this review);

10.	review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to filing of the quarterly reports on Form 10-Q (the chair of the committee may represent the committee for purposes of this review);

11.	review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K, including a review of the quality of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements;

12.	establish procedures for addressing complaints received by the Company regarding accounting, internal controls, or other auditing matters, including adequate procedures to allow for the anonymous submission of such concerns by employees of the Company;

13.	the committee shall regularly review legal and regulatory matters including compliance with the Company’s corporate securities trading policies, with the Company’s General Counsel;

14.	prepare a Report of the Audit Committee to be included in the annual proxy statement, verifying that the annual financial statements have been reviewed by the committee with management and the independent auditors;

15.	at least annually, the committee shall discuss with senior management the Company’s major financial risk exposures and the steps Company management has taken to monitor and control such exposures;

16.	the committee shall receive reports of any violations of the Company’s Policy on Ethics and Conduct by members of the Board, senior management, or financial officers of the Company; and

17.	conduct an annual evaluation of its performance and an annual review and update, if necessary, of the Audit Committee Charter.

      The committee shall meet, in person or via telephonic meeting, at least three times each year, and shall report to the full Board with respect to its meetings. The committee will determine the date and primary purpose for each of the regular meetings of the committee from time to time.

      The committee shall be comprised of no fewer than three directors. All members of the committee shall be independent of the Company’s management, shall otherwise be “independent” under the rules of the NYSE and other applicable rules and regulations, and shall be free from any relationship that, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment as a committee member and members. All committee members shall be financially literate, and at least one member shall meet the SEC’s definition of a “financial expert.” At least annually, the Board shall review and confirm the qualifications of each committee member.

      No committee member may simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such committee member to serve on the committee and the Company discloses such determination in the Company’s proxy statement.

      The independent auditor is ultimately accountable to the Board and the committee. The committee shall have both the right and the obligation to consult with the Company’s independent auditors and its internal auditors outside the presence of management at such times and in such circumstances as the members of the committee shall deem necessary.

      The committee shall have appropriate resources and authority to discharge its responsibilities, including appropriate funding from the Company, in such amounts as the committee deems necessary, to compensate the independent auditors and any independent advisors retained by the committee. In performing its duties, the committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company as the committee may deem necessary or appropriate.

      Consistent with NYSE listing requirements, director’s fees shall be the sole compensation paid by the Company to committee members. For purposes of this charter, “director’s fees” includes all forms of compensation paid to directors of the Company for services as a director or member of a Board committee. The total amount and form of compensation paid to committee members shall be determined from time to time by the Board in consultation with the executive compensation committee and otherwise in accordance with any applicable Company plans or policies.

      At least annually, the committee shall (a) review this charter with the Board and recommend any changes to the Board and (b) evaluate its performance against the requirements of this charter and review this evaluation with the Board. The evaluation shall include the goals and objectives of the committee for the upcoming year. The committee shall conduct its review and evaluation in such manner as it deems appropriate.

TO REACH WOOSTER

FROM WEST CLEVELAND:

Route 71 South to Route 83 South following the bypass around Wooster to Route 30 West to Route 302 South (Madison Avenue) to O.A.R.D.C. FISHER AUDITORIUM.

FROM EAST CLEVELAND & AKRON / YOUNGSTOWN:

Route 77 South to Route 21 South to Route 585 West to Route 3 and 83 South to Route 30 West to Route 302 South (Madison Avenue) to O.A.R.D.C. FISHER AUDITORIUM.

FROM CANTON:

Route 30 West to Route 302 South (Madison Avenue) to O.A.R.D.C. FISHER AUDITORIUM.

FROM I-71
3
83
NORTH
FROM ROUTE 21
585
AKRON ROAD
CLEVELAND ROAD
BURBANK ROAD
WAYNE
COLLEGE OF WOOSTER
QUINBY
BEVER
BOWMAN
CITY OF WOOSTER
MARKET
COURT HOUSE
LIBERTY
302
FROM CANTON
30
LINCOLN WAY EAST
FROM I-71
MADISON
SECREST
250
O.A.R.D.C. FISHER AUDITORIUM
FROM NEW PHILADELPHIA
FROM MILLERSBURG

FROM COLUMBUS / MANSFIELD:

Route 71 North to Route 30 East to Route 302 South (Madisorr Avenue) to O.A.R.D.C. FISHER AUDITORIUM.

000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext

MR A SAMPLE DESIGNATION (IF ANY)	000000000.000 ext 000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 J N T

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒	☐	Mark this box with an X if you have made changes to your name or address details above

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the following proposals:

A     Election of Directors

1.     Election of Directors to the class whose term of office will expire in 2006:

	For	Withhold
01 — Fred A. Duncan	☐	☐
02 — Charles S. Mechem, Jr.	☐	☐
03 — Gary A. Oatey	☐	☐
04 — Timothy P. Smucker	☐	☐

B Ratification of appointment of auditors

		For	Against	Abstain		Will Attend
2.	Ratification of appointment of auditors.	☐	☐	☐	Will attend meeting/number attending	☐

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

C     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name appears above. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy	Proxy

THE J.M. SMUCKER COMPANY

Strawberry Lane, Orrville, Ohio 44667-0280

Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 14, 2003

The undersigned appoints Timothy P. Smucker or Richard K. Smucker, proxies with full power of substitution to vote, as designated on the reverse side, all Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The J.M. Smucker Company to be held on August 14, 2003, or at any adjournment or adjournments, and any postponement or postponements thereof.

When properly executed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR all Proposals.

Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

Please note that admission to the Annual Meeting will be by admission card only. If you plan to attend the meeting, please mark the indicated box on the other side of this Proxy Card. Also, if you plan to bring a guest, please so state on your card. Due to space limitations, no more than two admission cards per shareholder account will be provided.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

The J.M. Smucker Company encourages you to take advantage of the convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these steps:

•	Call toll free 1-888-290-2199 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

		•	Enter the information requested on your computer screen and follow the simple instructions.

•	Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.

•	Follow the simple recorded instructions.

Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.

When asked, please confirm your vote by pressing 1.

Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 A.M., Central Time, on August 14, 2003.

THANK YOU FOR VOTING

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

Holder Account Number

C 1234567890 J N T

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the following proposals:

A Election of Directors

1. Election of Directors to the class whose term of office will expire in 2006:

	For	Withhold
01 — Fred A. Duncan	☐	☐

02 — Charles S. Mechem, Jr.	☐	☐

03 — Gary A. Oatey	☐	☐

04 — Timothy P. Smucker	☐	☐

B Ratification of appointment of auditors

		For	Against	Abstain
2.	Ratification of appointment of auditors	☐	☐	☐

Will Attend
Will attend meeting/number attending ___________	☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name appears above. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

1 U P X     H H H    P P P    P0022193

Proxy	Proxy

THE J.M. SMUCKER COMPANY

Strawberry Lane, Orrville, Ohio 44667-0280

Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 14, 2003

The undersigned appoints Timothy P. Smucker or Richard K. Smucker, proxies with full power of substitution to vote, as designated on the reverse side, all Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The J.M. Smucker Company to be held on August 14, 2003, or at any adjournment or adjournments, and any postponement or postponements thereof.

When properly executed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR all Proposals.

Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

Please note that admission to the Annual Meeting will be by admission card only. If you plan to attend the meeting, please mark the indicated box on the other side of this Proxy Card. Also, if you plan to bring a guest, please so state on your card. Due to space limitations, no more than two admission cards per shareholder account will be provided.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

Holder Account Number

C 1234567890 J N T

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the following proposals:

A Election of Directors

1. Election of Directors to the class whose term of office will expire in 2006:

	For	Withhold
01 — Fred A. Duncan	☐	☐

02 — Charles S. Mechem, Jr.	☐	☐

03 — Gary A. Oatey	☐	☐

04 — Timothy P. Smucker	☐	☐

Instructions Regarding Non-directed and/or Unallocated Shares
(Select only one of the following options)

I wish to vote Non-directed and/or Unallocated Shares under the Plan in the same way as my Allocated Shares.	☐

I do not wish to vote Non-directed Shares or Unallocated Shares.	☐

I wish to vote Non-directed Shares or Unallocated Shares differently from my Allocated Shares and will call the Transfer Agent at (440) 239-7350 to request a separate card for that purpose.	☐

B Ratification of appointment of auditors

		For	Against	Abstain
2.	Ratification of appointment of auditors.	☐	☐	☐

Will Attend
Will attend meeting/number attending ___________	☐

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name appears above. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X    H H H    P P P P    0022193

Proxy	Proxy

VOTING INSTRUCTIONS
TO:
SEI Private Trust Company, Trustee (the “Trustee”) under
The J.M. Smucker Company Employee Stock Ownership Plan and Trust (the “Plan”)
AND TO:
Fidelity Management Trust Company, Trustee (the “Trustee”) under
The J.M. Smucker Company Employee Savings Plan,
The J.M. Smucker Company Orrville Represented Employee Savings Plan, and
The J.M. Smucker Company Salinas Represented Employees Savings Plan
(each referred to hereinafter as the “Plan”)

I, the undersigned, as a Participant in or a Beneficiary of one or more of the above-referenced Plans, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan(s), all Common Shares of The J.M. Smucker Company (the “Company”) allocated to my account under the Plan(s) (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 14, 2003.

In addition to voting your Allocated Shares you may also use this card to vote Unallocated Shares held in the ESOP Suspense Account (“Unallocated Shares”), if applicable, and/or non-directed shares held in the Savings Plans as determined in accordance with the terms of the Plan(s) (“Non-directed Shares”). For more information concerning voting Unallocated Shares and Non-directed Shares please refer to the reverse side of this card and the enclosed instructions.

The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 12:00 noon, eastern time, August 11, 2003, in accordance with the Plan(s).

When properly executed, this voting instruction card will be voted in the manner directed. If no direction is given, this voting instruction card will be voted FOR all Proposals and for Allocated Shares only.

Please mark, date, sign, and return this voting instruction card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
 The J.M. Smucker Company encourages you to take advantage of the convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these steps:

•	Call toll free 1-888-290-2246 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.

•	Follow the simple recorded instructions.

Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.

When asked, please confirm your vote by pressing 1.

Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

•	Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 A.M., Central Time, on August 12, 2003.
THANK YOU FOR VOTING

THE J.M. SMUCKER COMPANY

LETTER TO ALL PARTICIPANTS IN:
THE J.M. SMUCKER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,
THE J.M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN,
THE J.M. SMUCKER COMPANY ORRVILLE REPRESENTED EMPLOYEE SAVINGS PLAN,
AND THE J.M. SMUCKER COMPANY SALINAS REPRESENTED EMPLOYEE SAVINGS PLAN.

     Enclosed are materials relating to the annual meeting of The J.M. Smucker Company, which will be held on August 14, 2003. You are receiving these materials because you are a participant in one or more of the benefit plans listed above. As a participant in one of the plans, you are also a beneficial owner of common shares of Smucker that are held in the plans. As such, you are entitled to direct the trustee under each of the plans on how to vote those shares with respect to issues being submitted to the shareholders at Smucker’s annual meeting. The trustee of The J.M. Smucker Company Employee Stock Ownership Plan and Trust is SEI Private Trust Company. The trustee of The J.M. Smucker Company Employee Savings Plan, The J.M. Smucker Company Orrville Represented Employee Savings Plan, and The J.M. Smucker Company Salinas Represented Employee Savings Plan is Fidelity Management Trust Company.

     The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under one or more of the plans. The letter also discusses a right that you have under the plans to provide direction to the trustee on how certain other shares should be voted that are allocated to other participants or which are not yet allocated to anyone. The letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should read this letter and the enclosed materials (including the copy of the proxy statement for the annual meeting) carefully.

HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?

     As a participant in one or more of the plans referenced at the top of this letter, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote the following other plan shares (referred to in this letter as “non-directed shares”):

•	shares allocated to the accounts of other participants who do not themselves provide direction to the trustee on how to vote those shares; and

•	if you are a participant in the Employee Stock Ownership Plan, shares in that plan that have not been allocated to participants.

If you do not direct the trustee how to vote your allocated shares, those shares will be voted by the trustee in accordance with the direction of other participants.

     The trustee will vote shares under a particular plan based upon the direction of participants in the plan who timely return voting instruction cards like the one that is enclosed. If you are a participant in more than one plan, you will receive one voting instruction card listing the shares for all plans in which you participate.

     To direct the trustee how to vote shares allocated to your account under the plan or plans in which you participate, simply mark your choices on the back of the enclosed voting instruction card. With respect to non-directed shares, you may, by marking the appropriate square on the back of the card, direct the trustee either:

• to vote a portion of the non-directed shares under a plan the same way you directed the trustee to vote your allocated shares,

•	not to vote non-directed shares pursuant to your direction because you do not wish to undertake the fiduciary duties described below which arise from that direction, or

•	to vote the non-directed shares differently than your allocated shares, in which case you should also contact the transfer agent, Computershare Investor Services, at (440) 239-7350 to obtain another voting instruction card for that purpose.

     If you elect to direct the trustee how to vote your allocated shares and/or the non-directed shares, the enclosed voting instruction card must be returned to the trustee. The address to which the card must be mailed or delivered is The J.M. Smucker Company, c/o Computershare Investor Services, P.O. Box A3800, Chicago, IL 60690-9608. In order for the trustee to be able to vote the shares at the annual meeting, the deadline for voting instruction cards to be received by the trustee is 12:00 noon, eastern time, August 11, 2003. A prepaid, addressed envelope is enclosed for you to use in returning the card.

     Your decision whether or not to direct the trustee to vote shares in the plans and, if so, the direction that you have given will be treated confidentially by the trustee, which will not disclose it to Smucker or any of its employees, officers or directors.

VOTING RIGHTS OF SHARES

     Our amended articles of incorporation provide generally that each common share will entitle the holder to one vote on each matter to be considered at the meeting, except for certain matters listed in the amended articles of incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of the common shares since June 1, 2002. In the event, the new owner will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. There are no items on the ballot this year to which the ten vote provisions apply.

FIDUCIARY STATUS

     Each plan participant is a “named fiduciary” (as defined in Section 402 (a) (2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By signing, dating, and returning the enclosed voting instruction card, you are accepting your designation under the plans as a named fiduciary. You should therefore exercise your voting rights prudently. You should sign, date, and return the voting instruction card only if you are willing to act as a named fiduciary.

     If you direct the trustee how to vote non-directed shares, you will be named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on non-directed shares, if you choose to do so.

     All questions and requests for assistance should be directed to shareholder relations at Smucker at (330) 684-3838.

Dear Shareholder:

      The amended articles of incorporation of The J.M. Smucker Company (“Smucker”) provide generally that each common share will entitle the holder to one vote on each matter properly submitted to shareholders, except for certain matters listed in the amended articles of incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of the common share since June 1, 2002. In that event, the new owner will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. There are no items on the ballot this year to which the ten vote per share provisions apply.

      If you have questions, please contact either our Corporate Secretary’s office or our Transfer Agent, Computershare Investor Services, LLC. Their addresses and telephone numbers are listed in our Annual Report.

/s/ Tim Smucker

TIM SMUCKER
Chairman and Co-Chief Executive Officer

/s/ Richard Smucker

RICHARD SMUCKER
President, Co-Chief Executive Officer,
and Chief Financial Officer

Express Terms of Common Shares

    SECTION 1. Except as expressly set forth in Section 2 of this Division II, each outstanding Common Share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release, or other action, including any vote or consent for the election or removal of directors.

    SECTION 2. (a) Notwithstanding Section 1 of this Division II, each outstanding Common Share shall entitle the holder thereof to ten votes on each of the following matters properly submitted to the shareholders to the extent such matters (x) are required under the Ohio Revised Code, any provisions of these Amended Articles of Incorporation or the Regulations of the Company or applicable stock exchange rules, to be submitted to the shareholders for their vote, consent, waiver or other action or (y) are submitted or presented to the shareholders for their vote, consent waiver or other action: (1) any matter that relates to or would result in the dissolution or liquidation of the Company, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise, (2) the adoption of any amendment to these Amended Articles of Incorporation, or the Regulations of the Company, or the adoption of Amended Articles of Incorporation, other than the adoption of any amendment or Amended Articles of Incorporation that increases the number of votes to which holders of Common Shares are entitled or expand the matters to which this Section 2(a) applies, (3) any proposal or other action to be taken by the shareholders of the Company, whether or not proposed by the shareholders of the Company, and whether proposed by authority of the Board of Directors or otherwise, relating to the Rights Agreement, dated as of April 22, 1999, as amended on August 28, 2000, and as it may be further amended from time to time pursuant to its terms, or any successor plan, (4) any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement or agreement, (5) adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of the Company or any subsidiary with or into any other person, whether domestic or foreign, corporate, or noncorporate, or the authorization of the lease, sale, exchange, transfer or other disposition of all, or substantially all, of the Company’s assets, (6) any matter submitted to the shareholders pursuant to Article Fifth or Article Seventh of these Amended Articles of Incorporation, as they may be further amended, or any issuance of shares of the Company for which shareholder approval is required by applicable stock exchange rules or (7) any matter relating to the issuance of shares of the Company, or the repurchase of shares of the Company that the Board of Directors determines is required or appropriate to be submitted to the shareholders under the Ohio Revised Code or applicable stock exchange rules, except that:

(i) no holder of Common Shares shall be entitled to exercise more than one vote on any such matter in respect of any Common Share with respect to which there has been a change in beneficial ownership following the Effective Time of the Merger (as such terms are defined in the Agreement and Plan of Merger, dated as of October 9, 2001, as it may be amended from time to time (the “Merger Agreement”), by and among The Procter & Gamble Company, The Procter & Gamble Ohio Brands Company and the Company) and during the four years immediately preceding the date on which a determination is made of the shareholders who are entitled to take any such action; and

(ii) no holder shall be entitled to exercise more than one vote on any such matter in respect of any Common Share if the aggregate voting power such holder otherwise would be entitled to exercise as of the date of such a determination (disregarding the voting power of any Common Shares held by such holder on August 20, 1985 or acquired by such holder in a transaction not involving any change in beneficial ownership by reason of Section 2 (c) of this Division II) would constitute one-fifth or more of the voting power of the Company and the holders of the Common Shares have not authorized the ownership of Common Shares by such person as and to the extent contemplated by Article Seventh hereof.

    (b) A change in beneficial ownership of an outstanding Common Share shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of such Common Share, (2) investment power, which includes the power to direct the sale or other disposition of such Common Share, (3) the right to receive or retain the proceeds of any sale or other disposition of such Common Share, or (4) the right to receive any distributions, including cash dividends, in respect of such Common Share.

(A) In the absence of proof to the contrary provided in accordance with the procedures referred to in Section 2 (d) of this Division II, a change in beneficial ownership shall be deemed to have occurred whenever a Common Share is transferred of record into the name of any other person.

(B) In the case of a Common Share held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures referred to in Section 2 (d) of this Division II that there has been no change in the person or persons who direct the exercise of the rights referred to in clauses (b)(1) through (b)(4) of Section 2 of this Division II with respect to such Common Share during the period of four years immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action, then a change in beneficial ownership shall be deemed to have occurred during such period.

(C) In the case of a Common Share held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

(D) In the case of Common Shares beneficially owned by a person or group of persons who, after acquiring directly or indirectly the beneficial ownership of five percent of the outstanding Common Shares, failed to notify the Company of such ownership, a change in beneficial ownership of such Common Shares shall be deemed to occur on each day while such failure continues.

    (c) Notwithstanding anything in this Section 2 of this Division II to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

(1) any event that occurred prior to August 20, 1985 or pursuant to the terms of any contract (other than a contract for the purchase and sale of Common Shares contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence on such date to which any holder of Common Shares is a party;

(2) any transfer of any interest in a Common Share pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Article Fourth;

(3) any change in the beneficiary of any trust, or any distribution of a Common Share from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

(4) any appointment of a successor trustee, agent, guardian or custodian with respect to a Common Share if neither such successor has nor its predecessor had the power to vote or to dispose of such Common Share without further instructions from others;

(5) any change in the person to whom dividends or other distributions in respect of a Common Share are to be paid pursuant to the issuance or modification of a revocable dividend payment order; or

(6) any issuance of a Common Share by the Company or any transfer by the Company of a Common Share held in treasury unless otherwise determined by the Board of Directors at the time of authorizing such issuance, or transfer, including without limitation those Common Shares issued pursuant to the Merger Agreement.

    (d) For purposes of Section 2 of this Division II, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Company or, at any time when a transfer agent is acting with respect to the Common Shares, by such transfer agent on the Company’s behalf. Written procedures designed to facilitate such determinations shall be established by the Company and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Company and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the Common Shares coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Company nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the Common Shares.

    (e) In the event of any stock split or stock dividend with respect to the Common Shares, each Common Share acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the Common Share, with respect to which such Common Share was distributed, was acquired.

    SECTION 3. No reference to any matter in this Division II shall be deemed to entitle any shareholder of the Company the right to vote thereon, consent thereto, grant a waiver or release in respect thereof, or take any other action with respect thereto.

    SECTION 4. Each Common Share, whether at any particular time the holder thereof is entitled to exercise ten votes or one vote pursuant to Section 2 of this Division II, shall be identical to all other Common Shares in all respects, and together the Common Shares shall constitute a single class of shares of the Company.